SUBSCRIPTION AGREEMENT


            THIS SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of December 15, 2000, is made and entered into by and between MascoTech, Inc., a Delaware corporation (the "Company"), and Credit Suisse First Boston Equity Partners (Bermuda), L.P. (the "Purchaser").

            WHEREAS, the Purchaser desires to invest $5,457,635.30 in cash to purchase Shares (as hereinafter defined) of the Company.

            WHEREAS, Purchaser desires to subscribe for and purchase from the Company, and the Company desires to sell to Purchaser, Shares of the Company.

            WHEREAS, Purchaser is subscribing for the Shares in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of September 29, 2000, by and among Simpson Industries, Inc. ("Simpson"), Simmer Acquisition Company LLC ("SACLLC") and Simmer Acquisition Corporation ("SAC") (as modified by the Assignment Agreement dated as of the date hereof, "Merger Agreement").

            WHEREAS, pursuant to the Merger Agreement SAC will be merged (the"Merger") with and into Simpson with Simpson as the surviving corporation (the "Surviving Corporation").

            IN CONSIDERATION of the foregoing and of their mutual covenants set forth in this Agreement, the parties hereby agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Company" has the meaning set forth in introductory paragraph hereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect from time to time thereunder.

            "Shares" means the common stock, par value $1.00 per share, of the Company.

            "Person" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

            "Purchase Price" means $5,457,635.30, based upon a price of $16.90 per Share.

            "Purchased Shares" has the meaning set forth in Section 2(a).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations in effect from time to time thereunder.

            2. Subscription for and Acquisition of Purchased Shares. Purchaser and the Company agree as follows:

            (a) Subscription for Purchased Shares: Purchase Price. Upon the terms and subject to the conditions hereinafter set forth, Purchaser hereby subscribes for and shall purchase, and the Company shall issue and sell to Purchaser, the number of Shares set forth below Purchaser's signature on the signature pages hereof (collectively, the "Purchased Shares") at the Purchase Price in cash.

            (b) Closing. The closing (the "Closing") of the purchase and sale of the Purchased Shares shall take place on the date hereof at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, or at such other place as the parties hereto shall mutually agree. At the Closing, (i) the Company shall deliver to Purchaser a certificate or certificates representing its Purchased Shares as subscribed for by Purchaser and (ii) Purchaser shall deliver or cause to be delivered to the Company the Purchase Price in immediately available funds.

            (c) Restricted Shares. The Shares for which Purchaser is subscribing under this Agreement are not registered under the Securities Act, or qualified under any state securities laws. The Shares for which Purchaser is subscribing under this Agreement are being issued on the basis that the offering and/or sale by the Company to Purchaser provided for in this Agreement and the issuance by the Company of such Shares to Purchaser under this Agreement are exempt from registration under the Securities Act and from applicable state securities laws. The Company's reliance on such exemptions is predicated on Purchaser's representations and warranties set forth in this Agreement.

            (d) Legend. Each certificate representing the Shares shall bear substantially the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

            3. Representations and Warranties and Other Agreements of
Purchaser.

            (a) Representations and Warranties. Purchaser represents and warrants that:

            (i) The Purchased Shares being acquired by Purchaser hereunder are being acquired for Purchaser's own account and not with the view to, or for resale in connection with, any distribution.

            (ii) Purchaser acknowledges that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. Purchaser has such knowledge, skill and experience in business, financial and investment matters, that it is capable of evaluating the merits, risks and consequences of an investment in the Shares and Purchaser is able to bear the economic risk of loss of this investment. Purchaser has made such independent investigation of the Company and the transactions contemplated by the Merger Agreement as it deems necessary or advisable in connection with its purchase of the Purchased Shares.

            (iii) Purchaser has been advised by the Company that: (A) neither the offer nor sale of any Purchased Shares has been registered under the Securities Act or any state or foreign securities or "blue sky" laws; (B) the Purchased Shares are characterized as "restricted securities" under the Securities Act as they are being acquired from the Company in a transaction not involving a public offering and that the Purchaser will not transfer, sell, assign, pledge or otherwise dispose of the Purchased Shares without the prior consent of the Company except as permitted by the Shareholders Agreement (as defined below); and (C) that any transfer of such Purchased Shares will be subject to the provisions and covenants of a shareholder agreement (the "Shareholders Agreement") dated November 28, 2000 by and between the Company and certain shareholders of the Company.

            (iv) Purchaser has duly and validly executed and delivered this Agreement.

            (v) This Agreement constitutes a valid, binding and enforceable agreement of Purchaser except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (vi) The execution, delivery and performance by Purchaser of this Agreement does not and will not (A) constitute or result in a breach of or default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under any agreement to which Purchaser is a party, (B) violate any law binding upon Purchaser or (C) require the consent of any third party.

            4. Representations and Warranties and Other Agreements of the
Company.

            (a) Representations and Warranties. The Company represents and warrants to Purchaser that:

            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The Company has full corporate power and authority to execute and deliver this Agreement and the other documents or transactions contemplated by the Merger Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by the Company.

            (iii) The documents or transactions contemplated by the Merger Agreement to which the Company is a party have been duly authorized by the Company.

            (iv) This Agreement constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (v) The execution, delivery and performance by the Company of this Agreement and the other documents or transactions contemplated by the Merger Agreement do not and will not (A) constitute or result in a breach of or a default (or an event which, with notice or lapse of time, or both, has the potential of constituting a default) under any charter document or By-laws of the Company or any material agreement, instrument or document to which the Company is a party or to which any of its assets is subject or bound, (B) violate any law binding upon the Company or (C) require the consent of any third party or governmental agency except for any consents which have been or will be obtained.

            (vi) The Purchased Shares, upon issuance by the Company following receipt of the consideration provided for herein, will be duly authorized, validly issued, fully paid and non-assessable free and clear of liens, charges, encumbrances and preemptive rights.

            (vii) Assuming the accuracy of the representations set forth in
      Section 3 hereof, the offer and sale of the Purchased Shares is exempt from the registration requirements of the Securities Act.

            (viii)The terms and conditions of this Agreement are substantially similar to those terms and conditions contained in all other such subscription agreements being entered into by the Company and other subscribers for Shares in connection with the Merger and the Company has not entered into any side agreements with the other subscribers with respect to their investment in the Company.

            (ix) Immediately prior to the Closing, the authorized capital stock of the Company consists of 275 million Shares, of which 34,384,053 issued and outstanding. Immediately following the Closing, the authorized capital stock of the Company shall consist of 275 million Shares, of which 41,839,667 Shares shall be issued and outstanding. Except in connection with the foregoing, pursuant to the Shareholders Agreement or in connection with existing restricted stock awards, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding and the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right.

            (b) Notification of Changes. The Company shall notify Purchaser upon the occurrence of any event prior to Closing which would cause any representation or warranty of the Company contained in this Agreement to be false or incorrect.

            (c) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to consummate the transactions contemplated by the Merger Agreement and to pay fees and expenses in connection with the consummation of the Merger.

            (d) Repayment of Purchase Price. The Company agrees that, if the Merger shall not have been consummated by December 15, 2000, the Company shall immediately repay to Purchaser an amount equal to the Purchase Price but only to the extent that the Purchaser has actually paid the Purchase Price to the Company.

            5. Conditions to Performance.

            (a) Conditions to the Company's Obligations. The Company's obligations to issue to Purchaser the Purchased Shares hereunder are subject to the performance by Purchaser at or prior to the Closing of all of the agreements of Purchaser contemplated to be performed hereunder at or prior to the Closing and to the satisfaction at or prior to the Closing of the following further condition that the representations and warranties of Purchaser contained in Section 3 hereof shall be true and correct as of the Closing.

            (b) Conditions to Purchaser's Obligations. The obligations of Purchaser to deliver the Purchase Price for its Purchased Shares are subject to the condition that the representations and warranties of the Company contained in Section 4 hereof shall be true and correct as of the Closing. The obligations of Purchaser are further subject to the receipt of an opinion of Cahill Gordon & Reindel dated as of the Closing, in the form attached hereto as Exhibit B.

            6. Survival. The representations and warranties and the covenants of the Company set forth in this Agreement shall survive the Closing and the Merger.

            7. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the heirs, successors and assigns of the parties hereto.

            8. Assignment. Purchaser shall not assign any rights under this Agreement without the prior written consent of the Company. Any purported assignment of rights hereunder by Purchaser which has not been consented to by the Company shall be void.

            9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

            10. Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

            11. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

            12. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed:

            (a)   If to the Company, to it at the following address:

                  MascoTech, Inc.
                  21001 Van Born Road
                  Taylor, MI 48180
                  Attn: President

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Ann:  Jonathan A. Schaffzin, Esq.

            (b) If to Purchaser, to Purchaser at the address of Purchaser listed in the Company's records or at such other address as such party shall have specified by notice in writing to the other party in accordance with this Section 12.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  Four Times Square
                  35th Floor
                  New York, New York 10036
                  Attn: Eileen Nugent

            13. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by Purchaser, on the one hand, and the Company, on the other hand. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

            14. Integration. The parties agree that this Agreement and the Shareholders Agreement contain the entire understanding between the parties hereto and thereto relating to the subject matter hereof and thereof.

            15. Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

            16. Further Assurances. Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

            17. Publicity. Neither of the parties hereto shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure shall be approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory body, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.


                      [Signature Page Follows]


            IN WITNESS WHEREOF. Purchaser and the Company have executed this Agreement as of the date first above written.


                                   MASCOTECH. INC.


                                   By:  /s/ David B. Liner
                                      -----------------------------------
                                      Name:  David B. Liner
                                      Title: Vice President


                                   CREDIT SUISSE FIRST BOSTON EQUITY
                                   PARTNERS (BERMUDA), L.P.

                                   By:  CREDIT SUISSE FIRST BOSTON
                                   ADVISORY PARTNERS, LLC, its
                                   General Partner


                                   By:  /s/ Hartley R. Rogers
                                      ----------------------------------
                                      Name:  Hartley R. Rogers
                                      Title: Attorney in fact


                                      Number of Shares to be purchased by
                                      above Purchaser:  322,937